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                                                                    EXHIBIT 99.2


                  EVERGREENBANCORP, INC. 2000 STOCK OPTION PLAN

                     INCENTIVE STOCK OPTION LETTER AGREEMENT



TO:___________________________

        The Plan Administrator of the EvergreenBancorp, Inc. 2000 Stock Option Plan (the "Plan") is pleased to inform you that you have been selected to receive a grant of an incentive stock option under the Plan. Subject to the terms and conditions set forth below and in the Plan, you are hereby granted an incentive stock option under the Plan for the purchase of ______________ shares of the Common Stock (or a successor class of stock) of EvergreenBancorp, Inc. ("Bancorp") at an exercise price of $__________ per share. A copy of the Plan is attached and incorporated into this Agreement by reference.

        TERM: The term of the option is ten years from the date of this Agreement and therefore, to the extent not exercised, will automatically terminate on________________, unless sooner terminated.

        EXERCISE: During your lifetime, only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise of Incentive Stock Option in the form attached to this Agreement when you exercise the option.

        PAYMENT FOR SHARES: The option may be exercised by the delivery of cash, personal check (unless the Plan Administrator decides at the time of exercise not to accept a personal check), bank certified or cashier's check. At the sole discretion of the Plan Administrator, all or part of the required payment may be pursuant to an alternative arrangement, according to the terms dictated by the Plan Administrator and the Plan.

        TERMINATION: If your employment with Bancorp or any of its subsidiaries terminates, the unvested portion of the option will expire. If you are terminated for "cause," as defined in the Plan, your entire unexercised option immediately terminates, including vested and unvested amounts. For a termination other than cause, and for reasons other than death or disability, vested portions of outstanding options may be exercised for up to three months following your termination, unless the term of the option expires sooner. If your termination is due to death or "permanent and total disability" (as defined in the Plan), you (or your estate or beneficiary) may exercise the vested portion of your option for one year following your termination, unless the term of the option expires sooner.

        TRANSFER OF OPTION: The option is not transferable except by will or by the applicable laws of descent and distribution, following your death.

        VESTING:

PERIOD OF YOUR CONTINUOUS EMPLOYMENT                   PORTION OF TOTAL OPTION
    FROM THE DATE OF THIS LETTER                         WHICH IS EXERCISABLE
             After 1 year                                         20%
            after 2 years                                         40%
            after 3 years                                         60%
            after 4 years                                         80%
            after 5 years                                        100%


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In the event your employment is involuntarily terminated other than for cause within one (1) year following a Change of Control, then all of the options outstanding under this Letter Agreement will vest and become exercisable.

        RESTRICTION ON SHARES: As discussed in Section 5.14 of the Plan, your acquisition of shares may be made contingent upon your entering into a Shareholders Agreement. Upon your electing to exercise an option, the Plan Administrator will notify you with respect to whether this requirement will be imposed and if it is imposed will provide you with the form of Shareholders Agreement.

        TAXATION: The date of grant of this option is _________________________. If you exercise the option and receive Common Stock (or a successor class of stock) of Bancorp, you will not have any taxable income at that time, provided you hold the stock for at least one year from the date of exercise, or two years from the date of this letter (whichever is later). However, an amount equal to the difference between the fair market value of the stock (as of the date of exercise) and the exercise price you pay will be counted as income for alternative minimum tax purposes. Finally, if you hold the stock for the requisite periods (as described above), upon eventual sale of the stock you will have taxable income (taxed at long term capital gain rates) equal to the sale price minus the exercise price you paid for the stock. You should consider obtaining tax advice before exercising your option.

        YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 8 OF THE PLAN, WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE BANCORP CAN ISSUE ANY SHARES TO YOU. AT THE PRESENT TIME, BANCORP HAS FILED A REGISTRATION STATEMENT TO REGISTER THE SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. HOWEVER, BANCORP HAS NO OBLIGATION TO REGISTER SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF ADDITIONAL OPTIONS GRANTED TO YOU IN THE FUTURE. EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU FOR THE EXERCISE OF ANY FUTURE OPTIONS. CONSEQUENTLY, YOU MAY HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND RECEIVE, UPON SUCH EXERCISE, SHARES CAPABLE OF BEING RESOLD.


                                                Very truly yours,

                                                EVERGREENBANCORP, INC.



                                                By______________________________
                                                     Gerald O. Hatler
                                                     Its Chief Executive Officer


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                          ACCEPTANCE AND ACKNOWLEDGMENT



        I, as resident of the State of __________, accept the incentive stock option described above and in the EvergreenBancorp, Inc. 2000 Stock Option Plan and acknowledge receipt of a copy of this Agreement, including a copy of the Plan. I have reviewed the Plan and am aware of its terms, including the provisions of Section 8.



        Dated:  _______________               __________________________________
                                              Signature of Optionee



        By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of this Agreement, acknowledges that having read this Agreement and the Plan, and being familiar with the terms and provisions thereof, agrees to be bound by all the terms and conditions of this Agreement and the Plan.



        Dated:  _______________               __________________________________
                                              Spouse's Signature

                                              __________________________________
                                              Printed Name



        By his or her signature below, the Optionee represents that he or she is not legally married as of the date of this Agreement.



        Dated:  _______________               __________________________________
                                              Signature of Optionee


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                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION



TO:_______________________________________

        I, a resident of the State of Washington, hereby exercise my incentive stock option granted pursuant to a Letter Agreement dated __________, subject to all the terms and provisions thereof and of the EvergreenBancorp, Inc. 2000 Stock Option Plan referred to therein, and notify Bancorp of my desire to purchase __________ shares of Common Stock (or a successor class of stock) of Bancorp at the exercise price of $__________ per share.

        I also hereby represent that the __________ shares of Common Stock to be delivered to me pursuant to this exercise are being acquired by me for my own account, for investment and not with a view to resale or distribution.

Dated:  _____________________

____________________________                ___________________________________
Taxpayer I.D. Number                        Signature of Optionee

                                            Address:
                                            ___________________________________
                                            ___________________________________
                                            ___________________________________


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                                           RECEIPT



        Bancorp hereby acknowledges receipt from ____________________ of the payment of:


        [ ]    Cash

        [ ]    Check (personal, cashier's or bank certified)


in consideration for __________ shares of the Common Stock (or a successor class of stock) of EvergreenBancorp, Inc., a Washington corporation.


Date:  ____________________                    EVERGREENBANCORP, INC.



                                                By______________________________
                                                     Gerald O. Hatler
                                                     Its Chief Executive Officer